UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement.

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☐	Soliciting material pursuant to §240.14a-12

CONTANGO ORE, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTANGO ORE, INC.

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS DECEMBER 8, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Contango ORE, Inc., which will be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Friday, December 8, 2011 at 9:00 a.m., Central Time.

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Stockholders to be held on December 8, 2011

In accordance with rules issued by the Securities and Exchange Commission, you may access The

Notice of Annual Meeting of Stockholders, our 2011 Proxy Statement and our Annual Report at

http://www.contangoore.com/proxy

At the Annual Meeting you will be asked to vote on the following matters:

(1)	To elect our board of directors to serve until the annual meeting of stockholders in 2012;

(2)	To approve the Contango ORE, Inc. 2010 Equity Compensation Plan;

(3)	To ratify the appointment of UHY LLP as the independent auditors of the Company for the fiscal year ending June 30, 2012; and

(4) To conduct any other business that is properly raised at the Annual Meeting.

Stockholders who owned shares of Contango ORE, Inc.’s common stock, par value $0.01 per share, at the close of business on October 19, 2011 are entitled to receive notice of and to attend and vote at the meeting.

As a stockholder of Contango ORE, Inc., you have the right to vote on the proposals listed above. Please read the Proxy Statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

You have three options in submitting your vote prior to the Annual Meeting date:

(1)	You may sign and return the enclosed proxy card in the accompanying envelope;

(2)	You may vote over the Internet at the address shown on your proxy card; or

(3)	You may vote by Telephone using the phone number shown on your proxy card.

Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card promptly or vote over the Telephone or Internet. A postage-paid return envelope is enclosed for your convenience. If you decide to attend the Annual Meeting, you can, if you wish, revoke your proxy and vote in person. If you have any questions, please contact us through our website at www.contangoore.com, send us an e-mail at contango@contango.com or write us at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

By order of the Board of Directors,

/s/ KENNETH R. PEAK
Kenneth R. Peak

Chairman and Chief Executive Officer

Houston, Texas

October 21, 2011

CONTANGO ORE, INC.

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 8, 2011

To our Stockholders:

The board of directors (the “Board”) of Contango ORE, Inc., a Delaware corporation (the “Company” or “CORE”), is furnishing you with this Proxy Statement in connection with its solicitation of your proxy, in the form enclosed, for use at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Thursday, December 8, 2011 at 9:00 a.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

We are distributing this Proxy Statement to you on or about October 31, 2011, together with the accompanying proxy card and the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2011.

We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the proxy card and return it promptly in the return envelope provided, or you may vote over the Telephone or Internet by following the instructions on the proxy card or other enclosed proxy material.

QUESTIONS AND ANSWERS

1.	Q:	Who is asking for my proxy?

A:	Your proxy is being solicited by our Board for use at our Annual Meeting. Our directors, officers or employees may also solicit proxies on behalf of our Board, in person or by telephone, facsimile, mail or e-mail. If our directors, officers or employees solicit proxies, they will not be specially compensated. CORE will pay all costs and expenses of this proxy solicitation.

2.	Q.	What are stockholders being asked to vote on?

A:	At our Annual Meeting, stockholders will be asked to vote:

•	To elect our Board of Directors to serve until the annual meeting of stockholders in 2012;

•	To approve the “Contango ORE, Inc. 2010 Equity Compensation Plan” (the “Equity Plan”);

•	To ratify the appointment of UHY LLP as the independent auditors of the Company for the fiscal year ending June 30, 2012; and

•	On any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

3.	Q.	Who is entitled to vote?

A:	The record of stockholders entitled to vote at the Annual Meeting was taken at the close of business on October 19, 2011 (the “Record Date”). As of the Record Date, the Company had outstanding 1,566,467 shares of common stock, par value $0.01 per share (the “Common Stock”).

4.	Q:	How many shares may vote at the Annual Meeting?

A:	Each record holder of Common Stock is entitled to one vote per share of Common Stock owned on the Record Date.

5.	Q:	How do I vote my shares?

A:	A proxy card is included with the proxy materials being sent to you. The proxy card allows you to specify how you want your shares voted as to each proposal listed. The proxy card provides space for you to:

•	Vote for, or withhold authority to vote for, each nominee for director;

•	Vote for or against, or abstain from voting on, approving the Equity Plan;

•	Vote for or against, or abstain from voting on, the ratification of the appointment of UHY LLP as independent public accountants for the fiscal year ending June 30, 2012;

If the proxy card is properly signed and returned to us, shares covered by the proxy card will be voted in accordance with the directions you specify on the card. The person named as proxy on the proxy card is Kenneth R. Peak, the Company’s Chairman and Chief Executive Officer. Any stockholder who wishes to name a different person as his or her proxy may do so by crossing out Mr. Peak’s name and inserting the name of another person to act as his or her proxy. In such a case, the stockholder would have to sign the proxy card and deliver it to the person named as his or her proxy, and that person would have to be present and vote at the Annual Meeting. Any proxy card so marked should not be mailed to the Company.

If you return a signed proxy card without having specified any choices, Mr. Peak, named as proxy, will vote the shares represented at the Annual Meeting and any adjournment thereof as follows:

•	FOR the election of each nominee for director;

•	FOR approval of the Equity Plan;

•	FOR ratification of the appointment of UHY LLP as independent public accountants for the fiscal year ending June 30, 2012; and

•	At the discretion of Mr. Peak, as proxy, on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

6.	Q:	How does the Board recommend I vote?

A:	The Board unanimously recommends that you vote:

•	FOR the election of each nominee for director;

•	FOR approval of the Equity Plan; and

•	FOR ratification of the appointment of UHY LLP as independent public accountants for the fiscal year ending June 30, 2012.

Our executive officers and directors who own shares of Common Stock have advised us that they intend to vote their shares in favor of the proposals presented in this Proxy Statement. As of the Record Date, executive officers and directors collectively beneficially owned or had voting control over 246,603 shares of Common Stock, representing approximately 16% of the total shares entitled to vote. See “Security Ownership of Certain Beneficial Owners and Management”.

7.	Q:	What vote is required?

A:	All proposals will require an affirmative vote of a majority of the shares present in person or by proxy and voting at the Annual Meeting.

8.	Q:	What is a “quorum”?

A:	Presence at the Annual Meeting, in person or by proxy, of holders of a majority of the votes entitled to be cast by all record holders of the Company’s Common Stock will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

9.	Q:	What is the effect of an abstention or a broker non-vote?

A:	Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares of the Company’s Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders as a vote against, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

10.	Q:	What does it mean if I receive more than one proxy card?

A:	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

11.	Q:	Can I revoke my proxy?

A:	You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing with or transmitting to our corporate secretary either a notice of revocation or a properly created proxy bearing a later date. You also may attend the Annual Meeting and revoke your proxy by voting your shares in person.

12.	Q:	How will the Company solicit proxies?

A:	Proxies may be solicited in person, by telephone, facsimile, mail or e-mail by directors, officers and employees of the Company without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

13.	Q:	How can a stockholder communicate with the Company’s independent directors?

A:	The Audit Committee is authorized to receive communications from stockholders. Mail should be addressed to the independent director or directors in care of the Chairman of the Audit Committee, Contango ORE, Inc., 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098. Mail will not be opened but will be forwarded to the Chairman of the Audit Committee or the named independent director. Mail addressed to the Board of Directors will be delivered to Kenneth R. Peak, Chairman and Chief Executive Officer. Mr. Peak is not an independent director.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, we will present the nominees named below and recommend that they be elected to serve as directors until the next annual stockholders meeting or until their successors are duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Your proxy will be voted for the election of the three nominees named below unless you give instructions to the contrary. Your proxy cannot be voted for a greater number of persons than the number of nominees named.

Nominees

Presented below is a description of certain biographical information, occupations and business experience for the past five years of each person nominated to become a director. Three directors are to be elected at the Annual Meeting. All nominees are current directors standing for reelection to the Board. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board’s size may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable. Directors of the Company hold office until the next annual stockholders meeting, until successors are elected and qualified or until their earlier resignation or removal.

On September 15, 2010, the Company’s board of directors established a Nominating Committee to recommend nominees for director to the Board and to insure that such nominees possess the director qualifications set forth in the Company’s Corporate Governance Guidelines. Additionally, the Nominating Committee reviews the qualifications of existing Board members before they are nominated for re-election to the Board. Once nominees are selected, the Board determines which nominees are presented to the Company’s stockholders for final approval.

Each Board member other than Kenneth R. Peak is an independent director. The Board will also consider nominees recommended by stockholders. The Company’s Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. The procedures include a requirement that notices regarding a person’s nomination be received in writing from the stockholder and by the Company’s Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Moreover, the notice must include such nominee’s written consent to be named in the Company’s Proxy Statement and to serve if elected. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our corporate governance guidelines and (c) proof of ownership, the class and number of shares, and the length of time that the shares of our Common Stock have been beneficially owned by each of the candidate and the proposing stockholder. Minimum qualifications include extensive business experience, a solid understanding of financial statements and a reputation for integrity. Each nominee below has been recommended by the Nominating Committee.

Name	Age	Position	Director Since
Kenneth R. Peak	66	Chairman and Chief Executive Officer	2010
Joseph S. Compofelice	62	Director	2010
Joseph G. Greenberg	50	Director	2010

Kenneth R. Peak. Mr. Peak has been Chairman of the Board, President, Chief Executive Officer and a director of the Company since its inception. Mr. Peak founded Contango Oil & Gas Company (“Contango”) in 1999 and is currently the Chairman and Chief Executive Officer of Contango. Mr. Peak entered the energy industry in 1973 as a commercial banker and held a variety of financial and executive positions in the oil and gas industry prior to founding Contango in 1999. Mr. Peak served as an officer in the U.S. Navy from 1968 to 1971.

Mr. Peak received a BS in physics from Ohio University in 1967, and an MBA from Columbia University in 1972. He currently serves as a director of Patterson-UTI Energy, Inc., a provider of onshore contract drilling services to exploration and production companies in North America.

Joseph Compofelice. Mr. Compofelice has been a director of the Company since its inception. Mr. Compofelice has served as Managing Director of Houston Capital Advisors, a boutique financial advisory, mergers and acquisitions investment service since January 2004. Mr. Compofelice served as Chairman of the Board of Trico Marine Service, a provider of marine support vessels serving the international natural gas and oil industry, from 2004 to 2010 and as its Chief Executive Officer from 2007 to 2010. Mr. Compofelice was President and Chief Executive Officer of Aquilex Services Corp., a service and equipment provider to the power generation industry, from October 2001 to October 2003. From February 1998 to October 2000 he was Chairman and CEO of CompX International Inc., a provider of components to the office furniture, computer and transportation industries. From March 1994 to May 1998 he was Chief Financial Officer of NL Industries, a chemical producer, Titanium Metals Corporation, a metal producer and Tremont Corp. Mr. Compofelice received his BS at California State University at Los Angeles and his MBA at Pepperdine University.

Joseph G. Greenberg. Mr. Greenberg has been a director of the Company since its inception. Mr. Greenberg is founder and President of Alta Resources, L.L.C., an oil and natural gas exploration company. Prior to founding Alta Resources in 1999, Mr. Greenberg worked as an exploration geologist for Shell Oil Company and Edge Petroleum Company. Mr. Greenberg received a BS in Geology and Geophysics from Yale University in 1983, and a Masters in Geological Sciences from the University of Texas at Austin in 1986. He has over twenty-three years of diversified experience in domestic oil and gas exploration.

All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors or executive officers.

CORPORATE GOVERNANCE

We believe that good corporate governance is important to assure that the Company is managed for the long term benefit of its stockholders. The Board and management of the Company are committed to good business practices, transparency in financial reporting and the highest level of corporate governance and ethics. During the past year, the Board has reviewed existing corporate governance policies and practices of other public companies and adopted Corporate Governance Guidelines for the Company. The Board has specifically reviewed the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission (“SEC”) and the NASDAQ listing standards and rules.

The Board has reaffirmed existing policies and initiated actions adopting policies consistent with new rules and listing standards. In particular, we have:

•	A majority of independent directors.

•	An Audit Committee consisting solely of independent directors.

•	Adopted a formal Audit Committee Charter in September 2010, a copy of which is available on the Company’s website at www.contangoore.com, which is reviewed annually by the Audit Committee.

•	An Audit Committee empowered to engage independent auditors.

•	Provided the Audit Committee with access to independent auditors, legal counsel and all management and employee levels.

•

Adopted a Code of Ethics that satisfies the definition of “code of ethics” under the rules and regulations of the SEC, a copy of which is available on the Company’s website. The Code of Ethics applies to all of the Company’s employees, including its principal executive officer and principal financial officer, and controller.

•	Adopted a formal whistleblower protection policy.

•	Adopted a formal process for stockholders to communicate with the independent directors.

•	Adopted a formal Nominating Committee Charter in September 2010, a copy of which is available on the Company’s website, which is reviewed annually by the Nominating Committee.

•	Prohibited personal loans to officers and directors.

•	Taken appropriate Board and management action to achieve timely compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding controls and procedures over financial reporting.

Independence. After reviewing the qualifications of our current directors and nominees, and any relationships they may have with the Company that might affect their independence, the Board has determined that each director and nominee, other than Mr. Peak, is “independent” as that concept is defined by the NASDAQ listing standards. Mr. Peak is an executive officer of the Company and, therefore, the Board has concluded that he is not an independent director.

Corporate Authority & Responsibility. All corporate authority resides in the Board, as the representative of the stockholders. Authority is delegated to management by the Board in order to implement the Company’s mission. Such delegated authority includes the authorization of spending limits and the authority to hire employees and terminate their services. The independent members of the Board retain responsibility for selection, evaluation and the determination of compensation of the chief executive officer of the Company, oversight of the succession plan, approval of the annual budget, assurance of adequate systems, procedures and controls, and all matters of corporate governance. Each Board member other than Mr. Peak is independent. Additionally, the Board provides advice and counsel to senior management.

Compensation of Directors. None of the Board members has received cash compensation since the founding of the Company. Each outside director of the Company received 11,738 restricted shares of Common Stock in December 2010 and stock options to acquire 5,000 shares of Common Stock in September 2011. There were no other payments for meetings attended or being chairman of a committee. Compensation of directors is determined by Mr. Peak and the independent directors. Directors who are also employees of the Company do not receive compensation for serving as a director or as a member of a committee of the Board of Directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with serving as a member of the Board of Directors.

Director Compensation Table. The following table sets forth the compensation paid by the Company to non-employee directors for the fiscal year ended June 30, 2011:

Name (1)	Fees earned or paid in cash ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	Total ($)
Joseph S. Compofelice	—	10,613	—	—	—	10,613
Joseph G. Greenberg	—	10,613	—	—	—	10,613

(1)	Kenneth R. Peak, the Company’s Chairman and Chief Executive Officer, is not included in this table as he is an employee of the Company. The compensation he received as an employee of the Company is shown in the Summary Compensation Table.
(2)

The amounts shown represent expense recognized in the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 (“2011 Consolidated Financial Statements”) related to restricted stock awards granted to non-employee directors during the fiscal year ended 2011, excluding any assumptions for future forfeitures. There were no actual forfeitures of non-employee director restricted stock awards in fiscal year 2011 and all other assumptions used to calculate the expense amounts shown above are set forth in Note 10 to the 2011 Consolidated Financial Statements. One-third of the shares granted vest in December 2011, the one-year anniversary of the date the shares were granted. One-third vest in December 2012 and one-third vest in December 2013.
(3)	No option awards were granted to non-employee directors during fiscal year 2011. Accordingly, no non-employee option expense was recognized in the 2011 Consolidated Financial Statements.
(4)	The Company has no deferred compensation plan.

Board Size. In general, smaller to mid-size boards are more cohesive, work better together and tend to be more effective monitors than larger boards. Our Bylaws currently provide for at least three and not more than seven directors.

Annual Election of Directors. In order to create greater alignment between the Board’s and our stockholders’ interests and to promote greater accountability to the stockholders, directors are elected annually.

Meetings. Our Board has meetings as necessary. During the fiscal year ended June 30, 2011, the Board held four meetings. During the fiscal year ended June 30, 2011, the Board did not pass any resolutions by unanimous written consent. All of our Board members attended 100% of all Board and applicable committee meetings. We encourage our Board to attend our annual meeting of stockholders.

Committee Structure. It is the general policy of the Company that the Board as a whole will consider all major decisions. The committee structure of the Board includes the Audit Committee, the Compensation Committee, and the Nominating Committee. The Board may form other committees as it determines appropriate. A copy of the charter for each committee is available to any stockholder who requests a copy by delivering written notice to Contango ORE, Inc., 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

Audit Committee. The Audit Committee was established by the Board for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee recommends the appointment of independent public accountants to conduct audits of our financial statements, reviews with the accountants the plan and results of the auditing engagement, approves other professional services provided by the accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and adequacy of our system of internal controls and procedures over financial reporting. Members of the Audit Committee are Messrs. Compofelice (Committee Chairman) and Greenberg. Each member of the Audit Committee is independent, as independence for audit committee members is defined in the NYSE Amex listing standards and the applicable rules of the SEC. The Audit Committee met formally two times during the fiscal year ended June 30, 2011. The Board has determined that Mr. Compofelice is an “audit committee financial expert” as defined by the rules of the SEC.

Compensation Committee. The Compensation Committee was created by the Board on September 15, 2010 for the purpose of administering the Equity Plan and the compensation for Mr. Peak, the Chief Executive Officer of the Company. Additionally, the Compensation Committee determines which executive officers and other employees may receive stock options, stock units, stock awards, stock appreciative rights and other stock based awards and the amounts of such stock based awards. Members of the Compensation Committee are Messrs. Compofelice (Committee Chairman) and Greenberg. Each member of the Compensation Committee is an “outside director” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and is “independent” as defined in the applicable rules of the SEC. The Compensation Committee did not meet during the fiscal year ended June 30, 2011.

Nominating Committee. The Nominating Committee was created by the Board on September 15, 2010 for the purpose of overseeing the identification, evaluation and selection of qualified candidates for appointment or election to the Board. The Nominating Committee identifies individuals qualified to become Board members and recommends to the Board nominees for election as directors of the Company, taking into account that the Board as a whole shall have competency in industry knowledge, accounting and finance, and business judgment. The

Nominating Committee seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company. The Nominating Committee shall give the same consideration to candidates for director nominees recommended by Company stockholders as those candidates recommended by others. Members of the Nominating Committee are Messrs. Greenberg (Committee Chairman), Compofelice and Peak. Effective as of July 1, 2011, Mr. Greenberg was appointed Committee Chairman of the Nominating Committee following Mr. Peak’s resignation as Committee Chairman. Except for Mr. Peak, each member of the Nominating Committee is independent as independence for nominating committee members is defined in the NASDAQ listing standards and the applicable rules of the SEC. The Nominating Committee did not meet during the fiscal year ended June 30, 2011.

Board Leadership Structure. The Board of Directors elected Mr. Peak as both Chairman and Chief Executive Officer for a number of reasons. Mr. Peak is the founder of the Company and beneficially owns approximately 15% of the Company’s Common Stock. Mr. Peak also founded Contango and built Contango into a large successful gas and oil company with a market capitalization of approximately $900 million. We believe that the advantages of having a single Chief Executive Officer and Chairman with extensive knowledge of our Company outweigh potential disadvantages.

Risk Oversight. We administer our risk oversight function through our Audit Committee and our Compensation Committee as well as through our Board as a whole. Our Audit Committee is empowered to appoint and oversee our independent registered public accounting firm, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management, our internal auditing department and our Board. Our Compensation Committee is responsible for overseeing the management of risks related to our compensation arrangements.

More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.contangoore.com.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE

THREE NOMINEES AS DIRECTORS OF CORE, TO SERVE UNTIL THE NEXT

ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS

ARE DULY ELECTED AND QUALIFIED.

PROPOSAL 2

APPROVAL OF THE CONTANGO ORE, INC.

2010 EQUITY COMPENSATION PLAN

On September 15, 2010, the Board adopted the Equity Plan, subject to stockholder approval. Stockholder approval is being sought so that compensation attributable to grants under the Equity Plan may qualify for an exemption from the $1.0 million deduction limitation under Section 162(m) of the Code, and (iii) in order for incentive stock options to meet the requirements of the Code.

Under the Equity Plan, selected employees, consultants and non-employee directors will have the opportunity to receive grants of equity-based awards. The Board believes that the Equity Plan will encourage participants to contribute significantly to our growth and will align the economic interests of the participants with our stockholders.

If for any reason our stockholders do not approve the Equity Plan at the Annual Meeting, the Board will terminate the Equity Plan and rescind all previous grants made under the Equity Plan.

The material terms of the Equity Plan are summarized below. A copy of the full text of the Equity Plan is attached to this Proxy Statement as Exhibit A. This summary of the Equity Plan is not intended to be a complete description of the Equity Plan and is qualified in its entirety by the text of the Equity Plan, to which reference is made.

Material Features of the Equity Plan

General. The Plan provides that grants may be made in any of the following forms:

•	Incentive stock options

•	Nonqualified stock options

•	Stock units

•	Stock awards

•	Stock appreciation rights

•	Other stock-based awards

The Plan authorizes up to 1,000,000 shares of Common Stock for issuance, subject to adjustment as described below.

If and to the extent options and stock appreciation rights granted under the Equity Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised, or if any stock units, stock awards or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to these grants will become available again for purposes of the Equity Plan. Shares of Common Stock surrendered in payment of the exercise price of an option, and shares withheld or surrendered for payment of taxes, will not be reissued under the Equity Plan. If stock appreciation rights are granted, the full number of shares subject to the stock appreciation rights will be considered issued under the Equity Plan, without regard to the number of shares issued upon exercise of the stock appreciation rights and without regard to any cash settlement of the stock appreciation rights. Stock units that are designated in the grant agreement to be paid in cash rather than in shares of Common Stock will not count against the aggregate share limitation.

The Plan provides that the maximum aggregate number of shares of Common Stock with respect to which grants may be made to any individual during any calendar year is 100,000 shares, subject to adjustment as described below. All grants under the Equity Plan will be expressed in shares of Common Stock.

Administration. The Plan initially will be administered and interpreted by the Compensation Committee. The Board may appoint any other committee of non-employee directors to administer the Equity Plan.

The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the Equity Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and any acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Equity Plan.

Eligibility for Participation. All of our employees, our consultants, and all of our non-employee directors, are eligible to receive grants under the Equity Plan. We have three part-time employees and two non-employee directors who are eligible to receive grants under the Equity Plan.

Types of Awards.

Stock Options

The Compensation Committee may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Equity Plan may receive a grant of NQSOs. Only our employees and employees of our parents or subsidiaries may receive a grant of ISOs.

The Compensation Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Equity Plan will be equal to or greater than the last sale price of the underlying shares of Common Stock reported on NASDAQ on the date of grant.

An ISO may not be granted to an employee who holds more than 10% of the total combined voting power of all classes of our outstanding stock or the stock of any parent or subsidiary unless the exercise price per share is not less than 110% of the last reported sale price of the underlying shares of Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Compensation Committee will determine the term of each option, which may not exceed ten years from the date of grant. The Compensation Committee will also determine the other terms and conditions of options, including the date or dates they become exercisable. The Compensation Committee may grant options that are subject to achievement of performance goals or other conditions. The Compensation Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

A participant may exercise an option by delivering a notice of exercise to the Company. The participant will pay the exercise price and any withholding taxes for the option: (i) in cash; (ii) if the Compensation Committee permits, by delivering shares of Common Stock already owned by the participant and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price; (iii) if the Compensation Committee permits, by tendering shares of the Company subject to the exercisable option and having a fair market value on the date of exercise equal to the exercise price; (iv) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or (iv) by such other method as the Compensation Committee may approve.

The Compensation Committee will determine under what circumstances, if any, and during what time periods a participant may exercise an option after termination of employment or service.

Stock Units

The Compensation Committee may grant stock units to anyone eligible to participate in the Equity Plan. Each stock unit provides the participant with the right to receive a share of Common Stock or an amount based on the value of a share of Common Stock. The Compensation Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions of the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a stock unit becomes distributable, it will be paid to the participant in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Compensation Committee. The Compensation Committee will determine in the grant agreement under what circumstances a participant may retain stock units after termination of employment or service, and the circumstances under which stock units may be forfeited.

The Compensation Committee may grant dividend equivalents in connection with stock units. Dividend equivalents will be payable in cash or shares of Common Stock and may be paid currently or may be deferred. The terms and conditions of dividend equivalents will be determined by the Compensation Committee.

Stock Awards

The Compensation Committee may grant stock awards to anyone eligible to participate in the Equity Plan. The Compensation Committee will determine the number of shares of Common Stock subject to the grant of stock awards and the restrictions and other terms and conditions of the grant. The Compensation Committee will determine in the grant agreement under what circumstances a participant may retain stock awards after termination of employment or service, and the circumstances under which stock awards may be forfeited.

The Compensation Committee will determine whether and under what conditions participants will have the right to vote shares of Common Stock and to receive dividends paid on such shares during the restriction period. The Compensation Committee may determine that dividends on stock awards shall be withheld while the stock awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the stock awards, or on such other terms as the Compensation Committee determines. Accumulated dividends may be paid in cash, shares of Common Stock or in such other form as dividends are paid on Common Stock, as determined by the Compensation Committee.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights (“SARs”) to anyone eligible to participate in the Equity Plan. SARs may be granted in tandem with, or independently of, any option granted under the Equity Plan. Upon exercise of an SAR, the participant will receive an amount equal to the value of the stock appreciation for the number of SARs exercised. Payment will be made in cash, shares of Common Stock or a combination of the two.

The base amount of each SAR will be determined by the Compensation Committee and will be not less than the last sale price of a share of Common Stock reported on NASDAQ on the date of grant of the SAR. The Compensation Committee will determine the terms and conditions of SARs, including when they become exercisable. The Compensation Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Compensation Committee will determine under what circumstances and during what time periods a participant may exercise an SAR after termination of employment or service.

Other Stock-Based Awards

The Compensation Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Compensation Committee may grant other stock-based awards to anyone eligible to participate in the Equity Plan. These grants will be based on or measured by shares of

Common Stock, and will be payable in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock. The terms and conditions for other stock-based awards will be determined by the Compensation Committee.

Qualified Performance-Based Compensation. The Plan permits the Compensation Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, dividend equivalents or other stock-based awards granted to employees under the Equity Plan, in order for the grants to be considered qualified performance-based compensation for purposes of Section 162(m) of the Code. Prior to, or soon after the beginning of, the relevant performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The Compensation Committee may provide in the grant agreement that qualified performance-based grants will be payable, in whole or part, in the event of the participant’s death or disability during the performance period, a change of control, or other specified circumstances, in each case consistent with Treasury regulations.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following objective criteria, either in absolute terms or in comparison to publicly available industry standards or indices: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, increase in gold or rare earth mineral reserves, finding and development costs, tax-effected finding and development costs, EBITDAX (earnings before interest, taxes, depreciation, amortization, geological and geophysical expenses, impairments, dry hole expenses and lease expiration and relinquishment expenses), return on assets, stockholder return, return on equity, return on capital employed, relative performance to a comparison group designated by the Compensation Committee and increase in gold or rare earth mineral reserves per share. The performance goals may relate to one or more business units or the performance of the Company and our subsidiaries as a whole, or any combination of the foregoing.

The Compensation Committee will not have the discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable under grants designated by the Compensation Committee as qualified performance-based compensation. At the end of the performance period, the Compensation Committee will certify the performance results for the performance period, and determine the amount, if any, to be paid under each grant based on the achievement of the performance goals and the satisfaction of all other terms of the grant agreement.

Deferrals. The Compensation Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the participant in connection with any grant under the Equity Plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals.

Adjustments. If there is any change in the number or kind of shares of Common Stock by reason of a stock dividend, spinoff, recapitalization, stock split, combination or exchange of shares, merger, reorganization, consolidation, reclassification, change in par value or any other extraordinary or unusual event affecting the outstanding shares of Common Stock as a class without our receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of Common Stock available for grants, the limitations on the number of shares of Common Stock any individual may receive under grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued under the Equity Plan, and the price per share or the applicable market value of the grants will be equitably adjusted by the Compensation Committee, in such manner as the Compensation Committee deems appropriate, to reflect any increase or decrease in the number or kind of issued shares of Common Stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a change of control, the provisions of the Equity Plan applicable to a change of control will apply.

Change of Control. In the event of a change of control, the Compensation Committee may take any one or more of the following actions with respect to all outstanding grants, without the consent of any participant:

•

Require that all outstanding options and SARs will automatically accelerate and become fully exercisable and the restrictions and conditions on all outstanding stock awards, stock units and other stock-based awards lapse as of the date of the change of control or at other such time as the Compensation Committee determines;

•

Require that participants surrender their options and SARs for cancellation in exchange for payment by us, in cash or shares of our Common Stock as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the participant’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable;

•	After giving participants the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Board deems appropriate;

•

Determine that participants holding stock units, other stock-based awards or dividend equivalents will receive one or more payments in settlement of such stock units, other stock-based awards or dividend equivalents, in such amount and form and on such terms as may be determined by the Compensation Committee; or

•	Determine that outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

If the per share fair market value of the Company’s stock does not exceed the per share exercise price or base price of an option or SAR, as applicable, the Company shall not be required to make any payment to such grantee upon surrender of the option or SAR. For purposes of the Equity Plan, a change of control will be deemed to have occurred if one of the following events occurs:

•

Any person other than Mr. Kenneth R. Peak, our Chairman and Chief Executive Officer, or an affiliate of Mr. Peak becomes the beneficial owner of shares of Common Stock representing more than 25% of the voting power of the then outstanding securities of our Company;

•

Consummation of (i) a merger or consolidation of our Company with another corporation where our stockholders, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes for the surviving corporation’s board of directors, (ii) a sale or other disposition of all or substantially all of the assets of our Company, or (iii) a liquidation or dissolution of our Company; or

•

A majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a two-thirds or greater vote of the directors then still in office who were directors at the beginning of such period.

The Board may provide in a grant agreement that a sale or transaction involving a subsidiary or one of our business units will be considered a change of control for purposes of a grant, or establish other provisions that will be applicable in the event of a specified transaction.

Transferability of Grants. Only the participant may exercise rights under a grant during the participant’s lifetime. A participant may not transfer those rights except by will or the laws of descent and distribution. The Compensation Committee may provide, in a grant agreement, that a participant may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Compensation Committee may determine.

Participants Outside the United States. If any individual who receives a grant under the Equity Plan is subject to taxation in a country other than the United States, the Compensation Committee may make the grant on such terms and conditions as the Compensation Committee determines appropriate to comply with the laws of the applicable country.

No Repricing of Options or SARs. Neither the Board nor the Compensation Committee can amend the Equity Plan or options or SARs previously granted under the Equity Plan to permit a repricing of options or SARs, without prior stockholder approval.

Amendment and Termination of the Equity Plan. The Board may amend or terminate the Equity Plan at any time, subject to stockholder approval of any amendment for which such approval is required under any applicable laws or stock exchange requirements. The Plan will terminate on September 1, 2019, unless the Equity Plan is terminated earlier by the Board or is extended by the Board with stockholder consent.

Stockholder Approval for Qualified Performance-Based Compensation. The Plan must be re-approved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Equity Plan, if required by Section 162(m) of the Code for qualified performance-based compensation.

Hedging. The Plan provides that no equity securities or options for equity securities may be hedged by executives of the Company.

The last reported sale price of our Common Stock on October 19, 2011, was $13.75 per share.

Federal Income Tax Consequences

The federal income tax consequences of grants under the Equity Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Equity Plan. This discussion is intended for the information of stockholders and not as tax guidance to participants, as the consequences may vary with the types of grants made, the identity of the participants and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the participants’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of Common Stock. Future appreciation on shares of Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of Common Stock are sold. The tax rate applicable to capital gain will depend upon how long the participant holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the participant, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the participant.

Exceptions to these general rules arise under the following circumstances:

(i) If shares of Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the participant makes a special election to accelerate taxation under Section 83(b) of the Code.

(ii) If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of Common Stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii) A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or other specified officers in excess of $1.0 million in any year. Qualified performance-based compensation is excluded from the $1.0 million deductibility limitation, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Equity Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents and other stock-based awards granted under the Equity Plan may be designated as qualified performance-based compensation if the Compensation Committee conditions such grants on the achievement of one or more of the specific performance goals discussed above in accordance with the requirements of Section 162(m) of the Code.

We have the right to require that participants pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a participant an amount necessary to satisfy these obligations. The Compensation Committee may permit a participant to satisfy our withholding obligation with respect to grants paid in Common Stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE APPROVAL OF THE 2010 EQUITY COMPENSATION PLAN

PROPOSAL 3

RATIFICATION OF THE SELECTION OF OUR AUDITORS

The Board has appointed UHY LLP, independent registered public accountants, for the examination of the accounts and audit of our financial statements for the fiscal year ending June 30, 2012. UHY LLP also served in such capacity for the fiscal year ended June 30, 2011. At the Annual Meeting, the Board will present a proposal to the stockholders to approve and ratify the engagement of UHY LLP. The Board expects that representatives of UHY LLP will be present and will have the opportunity to make a statement, if they desire, and to respond to appropriate questions. The Audit Committee will consider the failure to ratify its selection of UHY LLP as independent public accountants as a direction to select other auditors for the fiscal year ending June 30, 2012.

Fees

Aggregate fees for professional services rendered to us by UHY LLP for the years ended June 30, 2011 were:

	Year Ended June 30,
Category of Service	2011	2010
Audit Fees	$103,068	$—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other	—	—

	$103,068	$—

The Audit Fees for the year ended June 30, 2011 were for professional services rendered in connection with the audit of the Company’s consolidated financial statements for the years ended June 30, 2011 and 2010, issuance of consents, quarterly reviews, and assistance with and review of documents filed with the SEC.

There are no other fees for services rendered to us by UHY LLP. UHY LLP did not provide to us any non-audit, tax or financial information systems design or implementation services during fiscal year ended June 30, 2011.

UHY LLP personnel work under the direct control of UHY LLP partners and are leased from wholly-owned subsidiaries of UHY Advisors, Inc. in an alternative practice structure.

Audit Committee Pre-Approval Policies and Procedures

All of the 2011 audit services provided by UHY LLP were pre-approved by the Audit Committee.

The Audit Committee has established pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee selects and appoints outside auditors, considers the independence and effectiveness of the outside auditors, approves the fees and other compensation to be paid to the outside auditors and is responsible for oversight of the outside auditors and reviews any revisions to the estimates of audit and non-audit fees initially approved. The Audit Committee’s procedures prohibit the independent auditor from providing any non-audit services unless the service is permitted under applicable law and is pre-approved by the Audit Committee. The Audit Committee receives the written disclosures required by generally accepted auditing standards. The Audit Committee annually requires the outside auditors to provide the Audit Committee with a written statement delineating all relationships between the outside auditors and the Company. The Audit Committee actively engages in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Audit Committee recommends that the Board of Directors take appropriate action in response to the outside auditors’ report to satisfy itself of the outside auditors’ independence. The scope of services and fees are required to be compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

SELECTION OF UHY LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

OTHER INFORMATION

Executive Officers

The following sets forth the names, ages and positions of our executive officers together with certain biographical information:

Name	Age	Position
Kenneth R. Peak	66	Chairman and Chief Executive Officer

Sergio Castro	42	Vice President, Chief Financial Officer, and Secretary

Yaroslava Makalskaya	42	Vice President, Controller, and Chief Accounting Officer

Kenneth R. Peak. Mr. Peak has been Chairman of the Board, President, Chief Executive Officer and a director of the Company since its inception as a wholly-owned subsidiary of Contango. Mr. Peak founded Contango in 1999 and is currently the Chairman and Chief Executive Officer of Contango. Mr. Peak entered the energy industry in 1973 as a commercial banker and held a variety of financial and executive positions in the oil and gas industry prior to founding Contango in 1999. Mr. Peak served as an officer in the U.S. Navy from 1968 to 1971. Mr. Peak received a BS in physics from Ohio University in 1967, and an MBA from Columbia University in 1972. He currently serves as a director of Patterson-UTI Energy, Inc., a provider of onshore contract drilling services to exploration and production companies in North America.

Sergio Castro. Mr. Castro has been Vice President, Chief Financial Officer and Secretary of the Company since its inception. Mr. Castro joined Contango in March 2006 as Treasurer, was appointed Vice President and Treasurer in April 2006 and Chief Financial Officer in June 2010. Prior to joining Contango, Mr. Castro was a Consultant for UHY Advisors TX, LP from 2004 to 2006. From 2001 to 2004, Mr. Castro was a lead credit analyst for Dynegy Inc. From 1997 to 2001, Mr. Castro worked as an auditor for Arthur Andersen LLP, where he specialized in energy companies. Mr. Castro was honorably discharged from the U.S. Navy in 1993 as an E-6, where he served onboard a nuclear powered submarine. Mr. Castro received a BBA in Accounting in 1997 from the University of Houston, graduating summa cum laude. Mr. Castro is a Certified Public Accountant and Certified Fraud Examiner.

Yaroslava Makalskaya. Ms. Makalskaya has been Vice President , Controller and Chief Accounting Officer of the Company since its inception. Ms. Makalskaya has been Vice President and Controller of Contango since June 2010. Prior to joining Contango, Ms. Makalskaya was a director at the Transaction Services practice of PricewaterhouseCoopers from July 2008 to March 2010, where she assisted clients with IPOs, M&A transactions as well as advised clients with complex accounting and financial reporting issues. From 2001 to June 2008, Ms. Makalskaya was in the audit practice of PricewaterhouseCoopers and from 1996 to 2001, in the audit practice of Arthur Andersen. Ms. Makalskaya holds a MS degree in economics from Novosibirsk State University in Russia. Ms. Makalskaya is a Certified Public Accountant.

Our executive officers are elected annually by the Board and serve until their successors are duly elected and qualified or until their earlier resignation or removal. All executive officers of the Company are United States citizens. There are no family relationships between any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the Proxy Statement describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our named executive officers.

Overview of 2011 fiscal year Performance and Compensation. We are engaged in the exploration in the State of Alaska for (i) gold and associated minerals and (ii) rare earth elements. During the fiscal year ended June 30, 2011, the Company continued its 2011 exploration program with geological surveying, geochemical sampling, geochemical evaluation for gold and rare earth elements and two-dimensional and three dimensional electromagnetic exploration for gold and rare earth.

Philosophy. The Company is an exploration stage organization without any source of revenue. It has three part-time employees. The Company will not pay any salaries or other benefits to its executive employees for the foreseeable future and until such time as the business of the Company may require cash compensation. The Company has implemented an equity compensation program for its executive officers that will provide an incentive for such officers to achieve the Company’s business objectives.

Objectives. We compete with a variety of companies and organizations to hire and retain individual talent. As a result, the primary goal of our compensation program is to help us attract, motivate and retain the best people possible. We implement this philosophy by:

•	encouraging, recognizing and rewarding outstanding performance;

•	recognizing and rewarding individuals for their experience, expertise, level of responsibility, leadership, individual accomplishment and other contributions to us; and

•	recognizing and rewarding individuals for work that helps increase our value.

We use executive compensation to align our executive officers’ goals with our mission, business strategy, values and culture.

Market Compensation Data. The Company has selected a list of six peer companies (the “Peer Group”), all of which are very small companies in the mining industry. These companies share relevant business risk and financial factors such as revenue, market capital, net income, and total assets. Companies similar in size but in unrelated industries are not included because the Company typically does not hire executives from such companies, nor would the Company be likely to lose executives to such companies:

•	Rare Element Resources

•	Avalon Rare Metals, Inc.

•	UCore Rare Metals, Inc.

•	Corvus Gold

•	Kiska Metals Corp.

•	Freegold Ventures

Components of Senior Executive Compensation. The primary element of annual compensation for senior executives is the granting of equity awards in the form of restricted stock and stock options. Compensation for each senior executive is designed to align the executive’s incentives with the long-term interests of the Company’s stockholders. The Company only has three part-time employees and as a result, our executives are required to manage a number of different responsibilities and projects. The Company predominantly grants equity awards to create incentives for future performance. Executives receive equity awards to align their interests with our stockholders’ interests and for working toward the long-term success of the Company.

Equity Awards

The Company’s equity compensation program includes two forms of long-term incentives: restricted stock and stock options. Award size and frequency are based on each executive’s demonstrated level of performance and Company performance over time. All awards shall be made by the Compensation Committee. The Compensation Committee reviews award levels from time to time but at least annually. In making individual awards, the Compensation Committee considers industry practices, the performance of each executive, the performance of the Company, the value of the executive’s previous awards and the Company’s views on executive retention and succession. In November 2010, Mr. Peak, Mr. Castro and Ms. Makalskaya were granted 23,477, 11,738 and 11,738 restricted shares of Common Stock respectively. In September 2011, Mr. Peak, Mr. Castro and Ms. Makalskaya were granted stock options to acquire 15,000, 7,500 and 7,500 shares of Common Stock, respectively. No other equity awards were granted to senior executives.

The Company currently has 1,710,373 fully diluted shares (total shares outstanding plus total stock options outstanding).

Equity Award Mechanics. On September 15, 2010, the Board adopted the Equity Plan. Awards typically fall into two categories: annual awards and new hire and promotion awards. New hire and promotion awards are made on the date of hire or promotion, and annual awards are made in June. From time to time the Board of Directors may make grants at other times in connection with employee retention.

All stock option awards have a per share exercise price equal to the closing price of our Common Stock on the grant date. Stock option awards and restricted stock awards vest upon the passage of time. The Board of Directors has not granted, nor does it intend in the future to grant, equity awards in anticipation of the release of material nonpublic information. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based upon equity award grant dates.

Deferred Compensation and Retirement Plans. The Company does not have a deferred compensation program, pension benefits, a retirement plan, or any sort of post retirement healthcare plan. Additionally, the Company does not have any potential post-employment payments resulting from termination or a change in control of the Company.

Perquisites and Other Benefits. The Company does not have any perquisites or employee benefit plans, such as medical, dental, group life and disability insurance.

Regulatory Considerations. It is the Company’s policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under Section 162(m) of the Code. Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1.0 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of $1.0 million if it qualifies as “performance-based compensation”, as defined in Section 162(m). While the Company does not design its compensation programs for tax purposes, in general, the Incentive Plan and the 2009 Plan are designed to allow awards and grants to be eligible for deductibility under Section 162(m).

Employment and Severance Agreements. We have no employment or severance agreement with any executive officer except for Mr. Peak.

Employment Agreement with Mr. Peak

We entered into a Chairman Agreement with Mr. Peak on November 1, 2010 in conjunction with his appointment as Chairman of the Company. The Company issued 23,477 restricted shares of Common Stock as compensation for his services, which will vest over a period of three years, beginning in November 2011. Mr. Peak will receive no salary or other compensation initially. Mr. Peak’s employment arrangement is for a term of one year, and for month-to-month thereafter, terminable upon 90 days’ written notice, but is reviewed on an annual basis for appropriate changes in salary, benefits or other employment matter. Pursuant to the terms of the Chairman Agreement, Mr. Peak is not permitted to have an ownership interest in any company that competes with the Company.

Compensation Risk Management. The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. None of our officers has received cash compensation since the founding of the Company. The Compensation Committee believes that our equity-based awards program appropriately balances risk and the desire to focus executives on specific goals important to the Company’s success, and that they do not encourage unnecessary or excessive risk taking. In addition, the Compensation Committee believes that our current equity-based awards program provides an appropriate balance between the goals of increasing the price of our Common Stock and avoiding risks that could threaten our growth and stability.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain information concerning compensation of the principal executive officer (“PEO”), the principal financial officer (“PFO”), and up to two of the most highly compensated executive officers (other than the PEO and PFO) who earned at least $100,000 for the fiscal years ended June 30, 2011 and 2010 (collectively, the “Named Executive Officers”).

Name and Principal Position(s)	Fiscal Year	Salary ($)	Restricted Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (2)	Total ($)
Kenneth R. Peak	2011	—	21,227	—	—	—	21,227
Chairman and Chief Executive Officer	2010	—	—	—	—	—	—

Sergio Castro	2011	—	10,613	—	—	—	10,613
Vice President, Chief Financial Officer, Treasurer and Secretary	2010	—	—	—	—	—	—

Yaroslava Makalskaya	2011	—	10,613	—	—	—	10,613
Vice President, Controller and Chief Accounting Officer	2010	—	—	—	—	—	—

(1)	These amounts do not reflect compensation actually received by the Named Executive Officer. The amounts shown represent expense recognized in the 2011 Consolidated Financial Statements that relate to restricted stock awards granted, excluding any assumption for future forfeitures. There were no actual forfeitures of stock options by any Named Executive Officers in fiscal year 2011. The assumptions used to calculate the expense amounts shown for restricted stock granted are set forth in Note 10 to the 2011 Consolidated Financial Statements.
(2)	The Company did not issue stock options, non-equity incentive plan compensation, or any other form of compensation to its Named Executive Officers in fiscal years 2011 or 2010.

The Summary Compensation Table should be read in conjunction with the preceding “Compensation Discussion and Analysis,” which provides detailed information regarding our compensation philosophy and objectives.

Grants of Plan-Based Awards

In December 2011, Mr. Peak, Mr. Castro and Ms. Makalskaya were granted 23,477, 11,738 and 11,738 restricted shares of Common Stock respectively. In September 2011, Mr. Peak, Mr. Castro and Ms. Makalskaya were granted stock options to acquire 15,000, 7,500 and 7,500 shares of Common Stock, respectively. No other equity awards were granted to senior executives.

Potential Payments Upon Termination or a Change in Control

The Company does not have any potential post-employment payments resulting from termination or a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information concerning outstanding equity awards for each Named Executive Officer as of June 30, 2011:

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (1)($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Kenneth R. Peak	23,477	305,201	—	—
Sergio Castro	11,738	152,594	—	—
Yaroslava Makalskaya	11,738	152,594	—	—

(1)	Represents restricted stock granted in November 2010. The restricted stock vest in three equal parts starting in November 2011, and will be fully vested in November 2013. The values contained in this column were calculated by multiplying the number of shares by $13.00, which was the closing price of the Company’s Common Stock on the last trading day of the fiscal year ended June 30, 2011.

Option Exercises and Stock Vested

During the fiscal year ended June 30, 2011, none of the Named Executive Officers exercised any options, nor did they have any Common Stock that vested.

Equity Compensation Plans and Other Compensation Arrangements

The following table provides information as of June 30, 2011 regarding our Common Stock that may be issued upon the exercise of stock options and warrants.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (b))
Equity compensation plans subject to approval by security holders	—	—	906,094

Equity compensation plans not approved by security holders	—	—	—

Under the Equity Plan, the Compensation Committee can grant stock options, restricted stock awards, stock appreciation rights or other stock-based awards to employees, consultants or non-employee directors of the Company. Pursuant to the terms of the Equity Plan, 1,000,000 shares of unissued Common Stock are authorized and reserved for issue under nonqualified stock options, incentive stock options and restricted stock grants. The maximum aggregate number of shares of Common Stock of the Company with respect to which all grants may be made to any individual is 100,000 shares during any calendar year.

Options may be granted to employees, consultants and non-employee directors. Incentive stock options may be granted only to employees of the Company or its subsidiaries. Non-qualified stock options may be granted to employees, consultants or non-employee directors. The Compensation Committee shall determine the term of options granted to participants under the Plan but in any event all options must be exercised no later than the ten years from the issue date. All options may only be exercised while a participant is employed as an employee or providing services as a consultant or non-employee director. Restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the Compensation Committee and specified in the award agreement granting the restricted stock.

In making the decision to make additional grants and/or awards, the Compensation Committee would consider factors such as the size of previous grants/awards and the number of stock options and shares of stock already held and the degree to which increasing that ownership stake would provide the additional incentives for future performance, the likelihood that the grants/awards would encourage the executive officer to remain with the Company and the value of the executive’s service to the Company.

The Independent Directors of the Board of Directors

Joseph S. Compofelice

Joseph G. Greenberg

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables show the ownership of our Common Stock as of October 19, 2011 by (i) each person known by us to beneficially own 5% or more of our outstanding shares of Common Stock, (ii) each of our non-employee nominee directors, (iii) our executive officers, and (iv) our executive officers and nominee directors taken together as a group. Unless otherwise indicated, each person named in the following table has the sole power to vote and dispose of the shares listed next to his name.

Our 5% Stockholders

To the Company’s knowledge, the following stockholders beneficially owned more than 5% of our outstanding shares of Common Stock, as set forth below, as of October 19, 2011:

Title Of Class	Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)	Percent Of Class
Common Stock	Kenneth R. Peak	237,970	15.03%
Common Stock	Donald and Amy Gillen (3)	287,767	18.18%
Common Stock	International Value Advisers, LLC (4)	164,004	10.36%
Common Stock	Raging Capital Management, LLC (5)	155,000	9.79%

Directors and Executive Officers

Title Of Class	Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)	Percent Of Class

	Directors Who Are Not Employees
Common Stock	Joseph S. Compofelice (6)	1,667	*
Common Stock	Joseph G. Greenberg (6)	1,667	*

	Executive Officers
Common Stock	Kenneth R. Peak (7)	237,970	15.03%
Common Stock	Sergio Castro (8)	2,799	*
Common Stock	Yaroslava Makalskaya (8)	2,500	*

	Directors and Executives Combined
Common Stock	All current directors and executive officers as a group (5 persons)	246,603	15.58%

*	Less than 1%.
(1)	Unless otherwise noted, the address of the members of the Board and our executive officers is 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 19, 2011 are deemed outstanding. Applicable percentages are based on 1,566,467 shares outstanding on October 19, 2011, adjusted as required by the rules. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.
(3)	Based upon information contained in their Schedule 13D filed March 22, 2011, Mr. and Ms. Gillen’s address is 21 Capilano Drive, Saskatoon, Saskatchewan, Canada S7K4A4.
(4)	Based upon information contained in their Schedule 13G filed February 10, 2011, International Value Advisers, LLC’s address is 645 Madison Avenue, 12th Floor, New York, NY 10022.
(5)	Based upon information contained in their Schedule 13G filed January 6, 2011, Raging Capital Management, LLC’s address is 254 Witherspoon Street, Princeton, New Jersey 08542.

(6)	Includes options to purchase 1,667 shares which are currently exercisable.
(7)	Includes options to purchase 5,000 shares which are currently exercisable. These are the same shares held by Mr. Peak on the list of stockholders who beneficially own greater than 5% of the Company’s stock.
(8)	Includes options to purchase 2,500 shares which are currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such reports, we believe that all such reports required by Section 16(a) of the Exchange Act were in compliance with such filing requirements during the fiscal year ended June 30, 2011.

Certain Relationships and Related Transactions

There were no related transactions between the Company and its Board of Directors or executive officers during the fiscal year ended June 30, 2011.

Related Person Transaction Policies and Procedures

The Company has instituted policies and procedures for the review, approval and ratification of “related person” transactions as defined under SEC rules and regulations. Our Audit Committee Charter requires management to inform the Audit Committee of all related person transactions. Examples of the type of transactions the Audit Committee reviews include payments made by the Company directly to a related person (other than in his or her capacity as a director or employee), or to an entity in which the related person serves as an officer, director, employee or owner, and any other transaction where a potential conflict of interest exists. In order to identify any such transactions, among other measures, the Company requires its directors and officers to complete questionnaires identifying transactions with any company in which the officer or director or their family members may have an interest. In addition, our Code of Ethics requires that the Audit Committee review and approve any related person transaction before it is consummated.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a standing committee of the Board of Directors, which met two times during the fiscal year ended June 30, 2011. The Audit Committee consists of two members, Joseph Compofelice (Chairman), and Joseph G. Greenberg, each of which is independent as defined in Section 5605 of the NASDAQ listing standards. The Board of Directors has designated Mr. Compofelice as the “audit committee financial expert” as defined by SEC rules. The Audit Committee assists, advises and reports regularly to the Board in fulfilling its oversight responsibilities related to:

•	The integrity of the Company’s financial statements

•	The Company’s compliance with legal and regulatory requirements

•	The independent auditor’s qualifications and independence

•	The performance of the Company’s outside auditors

In meeting its responsibilities, the Audit Committee is expected to provide an open channel of communication with management, the outside auditors and the Board. The Audit Committee’s specific responsibilities are set forth in its charter, as amended.

The Audit Committee has reviewed and discussed CORE’s audited balance sheets as of June 30, 2011 and 2010 and statements of operations, cash flows and shareholders’ equity for the two years ended June 30, 2011 and 2010 with CORE’s management. The Audit Committee has discussed with UHY LLP, CORE’s independent auditors, the matters required to be discussed concerning the accounting methods used in the financial statements.

The Audit Committee has also received and reviewed the written disclosures and the letter from UHY LLP required by the SEC and the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T(concerning matters that may affect an auditor’s independence), and has discussed with UHY LLP their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CORE’s Annual Report on Form 10-K for the year ended June 30, 2011 for filing with the SEC.

This report is submitted on behalf of the Audit Committee.

Joseph S. Compofelice, Chairman

Joseph G. Greenberg

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING

OF STOCKHOLDERS IN 2012

Proposals of stockholders, including candidates proposed by nomination, intended to be presented at next year’s annual meeting of stockholders must be received by Kenneth R. Peak at Contango ORE, Inc.’s principal office located at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098 no later than June 22, 2012. If the date of the annual meeting for 2012 is moved by more than 30 days from the date of this year’s Annual Meeting, then the deadline for receiving stockholder proposals shall be a reasonable time before the Company begins to print and mail the Proxy Statement for the 2012 annual meeting.

ADVANCE NOTICE PROCEDURES FOR NEXT YEAR’S ANNUAL MEETING

The Company advises stockholders that, until further notice, September 5, 2012 is the date after which notice of a stockholder-sponsored proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e. a proposal to be presented at the next annual meeting of stockholders that has not been submitted for inclusion in the Company’s Proxy Statement) will be considered untimely under the SEC’s proxy rules.

OTHER PROPOSED ACTIONS

The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

In some cases, only one copy of this Proxy Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. To request separate or multiple delivery of these materials now or in the future a shareholder may submit a written request to the Kenneth R. Peak, Contango ORE, Inc., 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098, telephone number (713) 960-1901.

AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

THIS PROXY STATEMENT REFERS TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO KENNETH R. PEAK, CONTANGO ORE, INC., 3700 BUFFALO SPEEDWAY, SUITE 960, HOUSTON, TEXAS 77098, TELEPHONE NUMBER (713) 960-1901. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY NOVEMBER 6, 2011. OUR ANNUAL REPORT IS ALSO AVAILABLE ON OUR WEBSITE AT WWW.CONTANGOORE.COM.

By order of the Board of Directors,

/s/ KENNETH R. PEAK
Kenneth R. Peak
Chairman and Chief Executive Officer

Exhibit A

CONTANGO ORE, INC.

2010 EQUITY COMPENSATION PLAN

1.	Purpose

The purpose of the Contango ORE, Inc. 2010 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Contango ORE, Inc. (the “Company”) and its subsidiaries, (ii) non-employee members of the board of directors of the Company, and (iii) consultants who perform services for the Company and its subsidiaries with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan shall be effective immediately prior to the distribution of the common stock of the Company to the stockholders of Contango Oil & Gas Company, subject to approval by the stockholders of the Company.

2.	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Affiliate” means, with respect to a person, any entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such person. For this purpose, “control” means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

(b) “Board” means the Company’s Board of Directors.

(c) “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) other than Mr. Kenneth R. Peak or an Affiliate of Mr. Peak becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors;

(ii) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

(iii) After the Effective Date, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means (i) with respect to Grants to Employees and Consultants, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respects to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations.

(f) “Company” means Contango ORE, Inc. and any successor corporation.

(g) “Company Stock” means the common stock of the Company.

(h) “Consultant” means an advisor or consultant who performs services for the Employer.

(i) “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(j) “Effective Date” of the Plan means the date immediately prior to the distribution of the common stock of the Company to the stockholders of Contango Oil & Gas Company, subject to approval of the Plan by the stockholders of the Company.

(k) “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(l) “Employer” means the Company and its subsidiaries.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(o) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(p) “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

(q) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(r) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(s) “Non-Employee Director” means a member of the Board who is not an employee of the Employer.

(t) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(u) “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(v) “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 10.

(w) “Participant” means an Employee, Consultant or Non-Employee Director designated by the Committee to participate in the Plan.

(x) “Plan” means this Contango ORE, Inc. 2010 Equity Compensation Plan, as in effect from time to time.

(y) “SAR” means a stock appreciation right as described in Section 10.

(z) “Stock Award” means an award of Company Stock as described in Section 9.

(aa) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

3.	Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.	Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.	Shares Subject to the Plan

(a) Shares Authorized. The total aggregate number of shares of Company Stock that may be issued under the Plan is 1,000,000 shares, subject to adjustment as described in subsection (d) below.

(b) Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that a Grant of Stock Units or Other Stock-Based Awards is designated in the Grant Agreement to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 100,000 shares, subject to adjustment as described in subsection (d) below. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $500,000.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 15 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6.	Eligibility for Participation

(a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, Consultants, and all Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees, Consultants, and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.	Options

(a) General Requirements. The Committee may grant Options to an Employee, Consultant or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Consultants and Non-Employee Directors.

(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Consultants or Non-Employee Directors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d) Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed as an Employee or providing service as a Consultant or Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) if permitted by the Committee, by tendering shares of Company Stock subject to the exercisable Option and having a Fair Market Value on the date of exercise equal to the Exercise Price, (iv) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (v) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8.	Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e) Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

9.	Stock Awards

(a) General Requirements. The Committee may issue shares of Company Stock to an Employee, Consultant or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 14(a). If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

10.	Stock Appreciation Rights and Other Stock-Based Awards

(a) SARs. The Committee may grant SARs to an Employee, Consultant or Non-Employee Director separately or in tandem with an Option. The following provisions are applicable to SARs:

(i) General Requirements. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(ii) Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(iii) Exercisability. An SAR shall become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(iv) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(v) Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(vi) Form of Payment. The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(b) Other Stock-Based Awards. The Committee may grant other awards not specified in Sections 7, 8 or 9 above that are based on or measured by Company Stock to Employees, Consultants and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

11.	Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 11 shall apply.

(b) Performance Goals. When Grants are made under this Section 11, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria either in absolute terms or in comparison to publicly available industry standards or indices: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, increase in gold or rare earth mineral reserves, EBITDAX (earnings before interest, taxes, depreciation, amortization, geological and geophysical expenses, finding and development costs, tax-effected finding and development costs, impairments, dry hole expenses, and lease expiration and relinquishment expenses), return on assets, stockholder return, return on equity, return on capital employed, relative performance to a comparison group designated by the Committee and increase in gold or rare earth mineral reserves per share. The performance goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 11 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

12.	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

13.	Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

14.	Transferability of Grants

(a) Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

15.	Consequences of a Change of Control

(a) Change of Control. In the event of a Change of Control, the Committee may take any one or more of the following actions with respect to all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards, Stock Units and Other Stock-Based Awards shall lapse, as of the date of the Change of Control or at such other time as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs for cancellation in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price or base amount, as applicable, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants holding Stock Units, Other Stock-Based Awards or Dividend Equivalents, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Committee, or (v) the Committee may determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Without limiting the foregoing, if the per share Fair Market Value of the Company Stock does not exceed the per share Exercise Price or base price of an Option or SAR, as applicable, the Company shall not be required to make any payment to the Grantee upon surrender of the Option or SAR. Any acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify.

(b) Other Transactions. The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

16.	Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

17.	Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 18(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit repricing of Options or SARs, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given to that term in the rules of the principal stock exchange on which the Company’s shares are listed, or in the absence of such an exchange, the New York Stock Exchange, and shall not include adjustments pursuant to Section 5(d) of the Plan.

(c) Stockholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 11 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 11, if additional Grants are to be made under Section 11 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

18.	Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee

(b) Compliance with Law. The Plan, the exercise of Options or SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code or an exception from such requirements. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c) Section 409A. This Plan and Grants under the Plan are intended to comply with section 409A of the Code and its corresponding regulations, or an exemption, and payments may only be made upon an event and in a manner permitted by section 409A, to the extent applicable. Notwithstanding anything in a Grant Agreement to the contrary, if required by section 409A, if a Participant is considered a “specified employee” for purposes of section 409A and if payment of any amounts under the Grant Agreement is required to be delayed for a period of six months after separation from service pursuant to section 409A, payment of such amounts shall be delayed as required by section 409A, and the accumulated amounts shall be paid in a lump sum payment within ten days after the end of the six-month period (or within 60 days after the death of the Participant, if the Participant dies during the postponement period). Under a Grant that is subject to section 409A, all payments to be made upon a termination of employment may only be made upon a “separation from service” under section 409A and, unless the Grant Agreement provides otherwise, the right to a series of installment payments shall be treated as a right to a series of separate payments. In no event may a Participant, directly or indirectly, designate the calendar year of a payment other than in accordance with section 409A.

(d) Prohibition on Hedging; Application of Company Clawback Policy.

(i) No Hedging. Except to the extent that the Board provides otherwise in an applicable written policy as may be effect from time to time, no Employee, Non-Employee Director or Consultant, or any of their designees, may engage in any transaction that is designed to hedge or offset any decrease in the market value of the Company’s equity securities with respect to any Company Stock issued under the Plan or any Company Stock subject to a Grant under the Plan.

(ii) Clawback Policy. All Grants under the Plan are subject to the applicable provisions of the Company’s clawback or recoupment policy approved by the Board, as such policy may be in effect from time to time.

(e) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(f) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g) Rights of Participants. Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(h) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(j) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the state of Delaware, without giving effect to the conflict of laws provisions thereof.

CONTANGO ORE, INC. 3700 BUFFALO SPEEDWAY SUITE 960 HOUSTON, TX77098

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DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees							For	Against	Abstain
1a.	Kenneth R. Peak							☐	☐	☐
1b.	Joseph S. Compofelice							☐	☐	☐
1c.	Joseph G. Greenberg							☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain
2	Approval of the Contango ORE, Inc. 2010 Equity Compensation Plan.							☐	☐	☐
3	Ratification of the selection of UHY LLP as independent public accountants for the fiscal year ended June 30, 2012.							☐	☐	☐
NOTE: IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
For address change/comments, mark here.			Yes	No	☐
(see reverse for instructions)
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

CONTANGO ORE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS CALLED FOR

DECEMBER 8, 2011

The undersigned stockholder(s) of CONTANGO ORE, INC., a Delaware corporation, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 21, 2011, hereby appoint(s) Kenneth R. Peak as Proxy, with the power to appoint a substitute and hereby authorize(s) him to represent the undersigned at the Annual Meeting of Stockholders of CONTANGO ORE, INC. to be held on Thursday, December 8, 2011, at 9:00 a.m., Central Time, at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth on the reverse side, as described in the accompanying Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NOMINATED BY THE BOARD, FOR THE PROPOSAL TO APPROVE THE CONTANGO ORE, INC. 2010 EQUITY COMPENSATION PLAN, AND FOR RATIFICATION OF THE APPOINTMENT OF UHY LLP AS INDEPENDENT PUBLIC ACCOUNTANTS. THE PERSON NAMED AS PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side